Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 11-K

(Mark One):

☒	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2004

or

☐	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 1-13782

A.	Full title of the plan and the address of the plan, if different from that of the issuer named below:

Westinghouse Air Brake Technologies Corporation Savings Plan

B.	Name of issuer of the securities held pursuant to the plan and the address of the principal executive office:

Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue

Wilmerding, PA 15148

The Westinghouse Air Brake Technologies Corporation Savings Plan is subject to the Employee Retirement Income Security Act of 1974. The required financial statements will be filed by amendment within the time prescribed by the rules of Form 11-K.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Pension Committee of Westinghouse Air Brake Technologies Corporation has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

Westinghouse Air Brake Technologies Corporation Savings Plan

By	/s/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon,
Member of the Pension Committee

March 11, 2005